Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of City Therapeutics, Inc. of our report dated July 14, 2026, except for the effects of the stock split discussed in Note 18 to the consolidated financial statements, as to which the date is October 9, 2026, relating to the financial statements, which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-299117) of City Therapeutics, Inc.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 16, 2026